EXHIBIT 5.1

GRAY PLANT MOOTY MOOTY & BENNETT, P.A.
500 IDS CENTER
80 South Eighth Street
Minneapolis, MN 55402

February 9, 2011

MTS Systems Corporation
 14000 Technology Drive
 Eden Prairie, MN 55344

Re:	Registration Statement on Form S-8
MTS Systems Corporation 2012 Employee Stock Purchase Plan
Registration of 750,000 shares of Common Stock

Ladies and Gentlemen:

This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 750,000 shares of Common Stock, $.25 par value, of MTS Systems Corporation (the “Company”) offered pursuant to the MTS Systems Corporation 2012 Employee Stock Purchase Plan (the “Plan”).

We advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 750,000 shares of Common Stock to be issued by the Company pursuant to the Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

Sincerely, /s/ GRAY PLANT MOOTY MOOTY & BENNETT, P.A.